Exhibit (2)(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-141556 of MLP & Strategic Equity Fund Inc. on Form N-2 of our report dated May 22, 2007 appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

June 21, 2007